EXHIBIT (a)(1)(I)

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number And Certification (For U.S. persons only, including U.S. resident aliens)

Name (as shown on your income tax return):

Business name, if different from above:

Check appropriate box:   ☐ Individual/sole proprietor   ☐ Corporation   ☐ Partnership   ☐ Other

Address (number, street and apt. or suite no.):

City, State, and ZIP code:

Part I—Taxpayer Identification Number—Enter your taxpayer identification number (“TIN”) in the box at right. (For most individuals, this is your social security number. If you do not have a number, see “Obtaining a TIN” in the enclosed Guidelines for Certification of Taxpayer Identification Number (TIN) on Substitute Form W-9 (the “Guidelines”).) Certify by signing and dating below.

Note: If the account is in more than one name, see the enclosed Guidelines to determine which number to enter.

Social Security Number

OR

Employer Identification Number

If you are awaiting (or will soon apply for) a TIN, write “Applied For” in the appropriate space above and complete the “Certificate of Awaiting Taxpayer Identification Number” below.

Part II—Exemption from backup withholding—if you are exempt from backup withholding (see the enclosed Guidelines for “Payees Exempt from Backup Withholding”), check the box below:

EXEMPT FROM BACKUP WITHHOLDING:        ☐

Part III—Certification—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because either: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions––You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM TO THE EXCHANGE AGENT MAY RESULT IN BACKUP WITHHOLDING AT THE RATE OF 28% OF ANY DISTRIBUTIONS ON STOCK RECEIVED IN THE EXCHANGE. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING (OR WILL SOON APPLY FOR) A TAXPAYER IDENTIFICATION NUMBER.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administrative Office or (b) I intend to mail or deliver such an application in the near future. I understand that until I provide to the Exchange Agent or other authorized agent of the Company
(Spacehab, Incorporated) a taxpayer identification number, any distributions on stock or other reportable payments made to me by the Company or its agents may be subject to backup withholding at the rate of 28% of the gross amount of such distributions or other reportable payments, as provided in IRS regulations.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER (TIN) ON SUBSTITUTE FORM W-9

What is a TIN? For individuals, the TIN (taxpayer identification number) is generally the individual’s social security number (“SSN”), which has nine digits separated by two hyphens: i.e. 000-00-0000. However, if you are a resident alien of the United States (as defined for federal income tax purposes) and you do not have and are not eligible to get a SSN, your TIN is your IRS individual taxpayer identification number (“ITIN”), which also has nine digits separated by two hyphens, but beginning with the number “9”, i.e. 900-00-0000. Enter it on the portion of the Form W-9 or substitute Form W-9 where the SSN would be entered. For most businesses and other entities, the TIN is an employer identification number (“EIN”), which has nine digits separated by one hyphen: i.e., 00-0000000. If you need but do not have a TIN, see “Obtaining a TIN” below.

Foreign persons. If you are a foreign person, including a nonresident alien, do not use this Substitute Form W-9 (or any form of Form W-9). Instead, use the appropriate form of Form W-8 (see IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Dividends paid to foreign persons generally are exempt from backup withholding, although they are generally subject to withholding under section 1441 or section 1442.

Guidelines for Determining the Proper Taxpayer Identification Number to Give the Exchange Agent. The table below will help determine the number to give to the Exchange Agent.

For this type of account:		Give the name and SOCIAL SECURITY number of—	For this type of account:	Give the name and EMPLOYER IDENTIFICATION number of—
1.	Individual	The individual	6. Sole proprietorship or single-owner LLC	The owner[3]

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]	7. A valid trust, estate, or pension trust	The legal entity[4]

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]	8. Corporate or LLC electing corporate status on Form 8832	The corporation

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]	9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]	10. Partnership or multi-member LLC	The partnership

5.	Sole proprietorship or single-owner LLC	The owner[3]	11. A broker or registered nominee	The broker or nominee

			12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s SSN must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name and you may also enter your business name or “DBA” name on the second name line (“Business name”). You may use your SSN or EIN (if you have one). If you are a sole proprietor, IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note:	If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a TIN

If you are an individual and qualify for but do not have a SSN or you do not know your SSN, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or online at www.socialsecurity.gov, or by calling 1-800-772-1213. If you do not qualify for a SSN and need an ITIN as mentioned above, use Form W-7, Application for IRS Individual Taxpayer Identification Number. For businesses and other entities that need an EIN, use Form SS-4, Application for Employer Identification Number. You may obtain Forms SS-4 and W-7 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.

To complete Substitute Form W-9 if you do not have a TIN, write “Applied For” in the space for the TIN in Part I, sign and date the form, and give it to the Exchange Agent. Generally, you will then have 60 days to obtain a TIN and furnish it to the Exchange Agent. If the Exchange Agent or the Company does not receive your TIN within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your TIN to the payor. Note: Writing “Applied For” means that you have already applied for a TIN OR that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Payees Exempt from Backup Withholding

Unless otherwise noted herein, all references below to section numbers or to regulations are references to the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Certain holders of the Company’s stock (payees) are exempt from backup withholding. Such exempt holders should complete the Substitute W-9 provided above to avoid possible erroneous backup withholding. IF YOU ARE EXEMPT, ENTER YOUR TIN IN PART I OF THE FORM, MARK THE BOX IN PART II OF THE FORM, SIGN AND DATE THE FORM IN PART III (CERTIFICATION), AND RETURN THE FORM TO THE EXCHANGE AGENT.

Payees specifically exempted from backup withholding on all payments include the following:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

4.	A foreign government or any of its political subdivisions, agencies or instrumentalities.

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt:

6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under section 584(a).

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian, or

15.	A trust exempt from tax under section 664 or described in section 4947.

Payments of interest and dividends are exempt for all of the above except for 9, and payments for “broker transactions” are exempt for recipients 1 through 13 above, as well as a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting also are not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

Privacy Act Notice. Section 6109 requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends and certain other payments. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN to the payor whether or not you are required to file a tax return. Payors must generally withhold 28% of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to a payor. Certain penalties also may apply.

Penalties

(1)	Penalty for Failure to Furnish a TIN.—If you fail to furnish your correct TIN to a requestor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Statements With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of TINs. If the requestor of this form discloses or uses TINs in violation of federal law, the requestor may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE INTERNAL REVENUE SERVICE.